Exhibit 10.5

SUBSCRIPTION AGREEMENT

Jay Sugarman
1114 Avenue of the Americas
39th Floor
New York, New York  10036

Jay Sugarman hereby subscribes for SEVEN MILLION ONE HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED (7,187,500) shares of common stock, par value $0.0001 per share (the “Common Stock”), of iStar Acquisition Corp., a Delaware corporation (the “Company”), for an aggregate purchase price of TWELVE THOUSAND FIVE HUNDRED DOLLARS AND 01/100 ($12,500), the receipt and sufficiency of which is hereby acknowledged.  The undersigned represents and warrants to the Company that he is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.  Upon receipt by the Company of said consideration on this date, the Company shall issue to the undersigned a stock certificate (or, if not certificated, provide documentation reflecting the registration in the name of the undersigned on the stock ledger of the Company) representing such fully paid and non-assessable shares of the Common Stock of the Company.  Following such issuance of shares of Common Stock of the Company, the capitalization of the Company shall be as set forth on Schedule A hereto.  The undersigned acknowledges that the Common Stock subscribed hereto is subject to certain transfer restrictions as set forth in a letter agreement, dated the date hereof, as may be amended from time to time.  For so long as the Common Stock subscribed hereto is subject to transfer restrictions, the undersigned further acknowledges that the Common Stock shall be held in an escrow account maintained by Continental Stock Transfer & Trust Company pursuant to an escrow agreement, dated on or about the effective date of the Company’s initial public offering, to be entered into by and among the Company, Continental Stock Transfer & Trust Company and others.

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Dated: November 7, 2007

JAY SUGARMAN

/s/ Jay Sugarman

Accepted and Agreed on this 7th day of November 2007:

iSTAR ACQUISITION CORP.

By:	/s/ Jay Nydick
	Name:	Jay Nydick
	Title:	Chief Executive Officer and President

SCHEDULE A

Capitalization of iStar Acquisition Corp.

Stockholder	Number of Shares of Common Stock	Percentage of Ownership
iStar Acquisition Investor LLC	7,187,500	50%
Jay Sugarman	7,187,500	50%
Total	14,375,000	100%